UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 25, 2023
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

a.The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Carrollton, Texas at our corporate office on September 22, 2023.

b.At the meeting, the following proposals were voted on:

(1) Election of directors;

(2) Ratification of appointment of independent registered public accounting firm;

(3) Approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be common stock with a par value of $0.01 per share, and 5,000,000 shares shall be preferred stock with a par value of $1.00 per share;

(4) Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive, as determined by the chief executive officer in his sole discretion with our authorized capital remaining unchanged at 100,000,000 shares;

(5) Authorization to effectuate the transactions contemplated by the SPAs, including the issuance of shares of common stock necessary for the conversion of the notes and exercise of the warrants;

(6) Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

As of the record date of July 24, 2023, 14,982,524 shares of common stock were outstanding. A summary of the matters voted upon by the stockholders is set forth below:

Proposal 1: Election of Directors

Director Name	For	Withheld	Broker Non-Vote
David E. Chymiak	6,473,943	2,034,082	3,604,588
Timothy S. Harden	6,620,300	1,887,725	3,604,588
Joseph E. Hart	6,711,744	1,796,281	3,604,588
James C. McGill	6,394,384	2,113,641	3,604,588
John M. Shelnutt	6,312,458	2,195,567	3,604,588
David W. Sparkman	6,603,964	1,904,061	3,604,588

The six nominees were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their respective successors have been duly elected and qualified.

Proposal 2: Ratify the appointment of HoganTaylor as our independent registered public accounting firm for fiscal 2023

Votes For	Votes Against	Abstentions	Broker Non-Vote
10,914,767	1,168,809	29,037	—

Proposal 3: Amend our Certificate of Incorporation to increase our authorized shares of common stock from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share

Votes For	Votes Against	Abstentions	Broker Non-Vote
7,741,817	4,207,188	163,608	—

Proposal 4: Amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive, as determined by the Chief Executive Officer in his sole discretion, with our authorized capital remaining unchanged at 100,000,000 shares

Votes For	Votes Against	Abstentions	Broker Non-Vote
9,447,765	2,509,003	155,845	—

Proposal 5: Authorize the Board to effectuate the transactions contemplated by the SPAs, including the issuance of shares of common stock necessary for the conversion of the Notes and exercise of the Warrants

Votes For	Votes Against	Abstentions	Broker Non-Vote
6,614,615	1,845,188	48,222	3,604,588

Proposal 6: Adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies

Votes For	Votes Against	Abstentions	Broker Non-Vote
9,695,007	1,817,616	599,990	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation of ADDvantage Technologies Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: September 25, 2023

/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer